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                                                               Exhibit 10(f)(3)

                        NONQUALIFIED STOCK OPTION PLAN
                            FOR OUTSIDE DIRECTORS

                               SECOND AMENDMENT

     Battle Mountain Gold Company, a Nevada corporation (the "Company"), having established the Battle Mountain Gold Company Nonqualified Stock Option Plan for Outside Directors, as originally adopted and currently in effect (the "Plan"), and having reserved the right under Section 12 thereof to amend said Plan, does hereby amend the Plan, effective December 2, 1997, as follows:

1. ITEM 6 is hereby amended to read:

             Notwithstanding the termination provisions set forth in Item 12, this Agreement shall not terminate as to the Company's obligations herein in the event of a Change of Control, as defined below.

             For purposes of this Item 6, a "Change of Control" of the Company shall be deemed to occur on any one of the following events which takes place after December 2, 1997:

     (a)     any "person" (as such term is used in Sections 13(d) and 14(d)
             (2) of the Securities Exchange Act of 1934), except Noranda Inc., is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934), directly or indirectly, of Company Securities representing 30 percent or more of the combined voting power of the then outstanding Company Securities;

     (b) the first purchase of Company Securities pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company);

     (c) the approval by the holders of the Company's Securities of a reorganization, merger, combination or consolidation, a sale or disposition of all or substantially all of the Company's assets or a plan of liquidation or dissolution of the Company, unless in each case following the consummation of such transaction more than 70 percent of the combined voting power of the Company's Securities outstanding prior to such consummation will continue (as Company Securities or as securities of a successor entity) to be beneficially owned, directly or indirectly, by all or substantially all



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             of the persons who were beneficial owners immediately prior thereto in substantially the same proportion; or

     (d) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, provided that any new director whose election or nomination for election by the holders of the Company's Securities was approved in advance by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period shall be considered as though such person were a director at the beginning of the period.

     "Company Securities" shall mean the common stock of the Company and the exchangeable shares of Battle Mountain Canada Ltd. taken together.

     Effective as of December 2, 1997.



                                       BATTLE MOUNTAIN GOLD COMPANY



                                       By  /s/ Stan M. Haley
                                           ----------------------------------
                                       Name:   Stan M. Haley
                                       Title:  Vice President, Human Resources


ATTEST:



    /s/ Greg V. Etter
---------------------------------------
Name:   Greg V. Etter
Title:  Vice President, General Counsel
        And Corporate Secretary